Exhibit 3.137

Exhibit 3.137 ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20070350687-68 Ross Miller Secretary of State State of Nevada Filing Date and Time 05/21/2007 3:20 PM Entity Number E0358012007-3 USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions) Regal Road Health Holdings LLC Check box if a series Limited-Liability Company 2. Resident Agent Name and Street Address (must be Nevada address where process may be served) National Registered Agents, Inc. of NV Name 1000 East William Street Carson City Nevada 89701 (Mandatory) Physical Street Address City Zip Code Optional Mailing Address City State Zip Code 3. Dissolution Date: (optional see instructions) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional pages if more than 3) The Ensign Group, Inc. Name Organizer Signature 27101 PUERTA REAL, SUITE 450 MISSION VIEJO CA 92691 Street Address City State Zip Code Name Address City State Zip Code Name Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1) Danial H. Walker, Organizer Name Organizer Signature 27101 PUERTA REAL, SUITE 450 MISSION VIEJO CA 92691 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named limited-liability company. Paul J. Hagan, Assistant Secretory Date May 21, 2007 Authorized Signature of R. A. or on Behalf of R. A. Company This form must be accompanied by appropriate fees. See attached fee schedule [ILLIGIBLE]

ROSS MILLER Security of State 202 North Carson Stood Carson city, Nevada 89701-4201 (775)6845708 Website: Resident Agent Acceptance ABOVE SPACE IS FOR OFFICE USE ONLY General Instructions for this forms ABOVE SPACE IS FOR OFFICE ONLY 1. Please print legibly or type; Black ink only 2. Complete all fields. Do not highlight. 3. Ensure that document is signed in signature field. In the matter of Regal road Health Holdings LLC (Name of Business entity) I, National Registered Agents, Inc. of NV (Name of president above) Hereby state that on May 21,2007 I accepted the appointment as resident agent (Date) For the above named business entity, The streat address of the residint agent in thisState Is as follows: 1000 Best willam street suite 204 (MANDATORY) Physical Street Address suite number Current city NEVEDA 89701 City zip code OPTIONAL(address Where mail will be sent) (OPTIONAl) Additional Mailling Address suite number City state zip code Signature 5/21/07 Authorized signature of R.A or on Behalf of R.A company Date Paul J. Hahan, Assitant Secretary

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER REGAL ROAD HEALTHCARE HOLDINGS LLC E0358012007-3 NAME OF LIMITED-LIABILITY COMPANY FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015 *100401* USE BLACK INK ONLY-DO NOT HIGHLIGHT **YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov*” Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.) Filed in the office of Document Number 20140487702-05 Ross Miller Secretary of State State of Nevada Filing Date and Time 07/07/2014 7:34 AM Entity Number E0358012007-3 (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY IMPORTANT: Read instructions before completing and returning this form. 1. Print or type names and addresses, either residence or business, for all manager or managing ROSS Miller members A Manager, or if none, a Managing Member of the LLC rnust sign the form. FORM WILL BE RETURNED IF UNSIGNED. 2. If there are additional managers or managing members, attach a list or them to this form. 3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline. Make your check payable to the Secretary of State 6 Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing. ANNUAL LIST FILING FEE: 5125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late) CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes Pursuant to NRS Chapter 76, this entity is exempt from the business license tee. Exemption code: 001—Governmental Entity 005-Motion Picture Company 006—NRS 680B.O20 Insurance Co. NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees. NAME CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE 27101 PUERTA REAL, SUITE 400 , USA MISSION VIEJO CA 92691 NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State, WILLIAM WAGNER Title Date CHIEF FINANCIAL OFFICER 7/7/2014 7:34:49 PM Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13